Exhibit 10.6

CHINA NUOKANG BIO-PHARMACEUTICAL PTY

INVESTORS’ RIGHTS AGREEMENT

December 20, 2007

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4.3	Successors and Assigns	21
4.4	Amendments and Waivers	21
4.5	Notices	21
4.6	Severability	22
4.7	Governing Law	22
4.8	Counterparts	22
4.9	Titles and Subtitles	22
4.10	Aggregation of Shares	22
4.11	Supremacy of this Agreement	22
4.12	Dispute Resolution	22

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CHINA NUOKANG BIO-PHARMACEUTICAL PTY

INVESTORS’ RIGHTS AGREEMENT

This Investors’ Rights Agreement (this “Agreement”) is made as of the 20th day of December 2007, by and among CHINA NUOKANG BIO-PHARMACEUTICAL PTY (formerly Brighter Sky Limited), a Cayman Islands exempted company (the “Company”), Anglo China Bio-Technology Investment Holdings Limited and Britain Ukan Technology Investment Holdings (Group) Limited, each a company organized and existing under the laws of the British Virgin Islands (collectively, the “Management Holding Companies”), the person set forth on Exhibit A hereto (the “Management Shareholder”) and the holders of Preference A Shares listed on Exhibit A hereto (collectively, the “Preference A Holders” or “Investors”).

RECITALS

The Company, the Management Holding Companies, the Management Shareholder, and the Investors have entered into a Preference A Shares Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company its Preference A Shares. A condition to the Investors’ obligations under the Purchase Agreement is that the Company, the Management Holding Companies, the Management Shareholder and the Investors enter into this Agreement in order to provide the Investors with, among other things, (i) certain rights to register the Company’s Ordinary Shares issuable upon conversion of the Preference A Shares held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company, the Management Holding Companies, and the Management Shareholder each desires to induce the Investors to purchase Preference A Shares pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

AGREEMENT

The parties hereby agree as follows:

1. Registration Rights. The Company and the Investors covenant and agree as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Exchange Act” means the United States Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(b) The term “Form S-3” or “Form F-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(c) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(d) The term “Qualified IPO” means the Company’s sale of its Ordinary Shares (or ADRs representing such Ordinary Shares) in a firm commitment underwritten public offering pursuant to a registration statement on an internationally recognized stock exchange or other securities organizations that may be agreed to by the Company and the Investors, the public offering price of which values the Company for not less than US$260,000,000 and which results in aggregate cash proceeds to the Company of not less than US$80,000,000 (before deduction of underwriting discounts, commissions and expenses);

(e) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(f) The term “Registrable Securities” means (i) any and all Ordinary Shares issuable or issued upon conversion of the Preference A Shares, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, (ii) the Ordinary Shares issued to the Management Holding Companies, provided, however, that for the purposes of Sections 1.2, 1.4 or 1.13 the Ordinary Shares issued to the Management Holding Companies shall not be deemed Registrable Securities and the Management Holding Companies shall not be deemed Holders, and (iii) any other Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clauses (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, the Ordinary Shares or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.15 below;

(g) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of Ordinary Shares outstanding which are, and the number of Ordinary Shares issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(h) The term “SEC” means the United States Securities and Exchange Commission; and

(i) The term “Securities Act” means the United States Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.2 Request for Registration.

(a) If the Company shall receive at any time a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act for at least 20% of the Registrable Securities then held by such Holders (or any lesser percentage if the anticipated aggregate offering price (before deduction of underwriting discounts, commissions and expenses) exceeds US$5,000,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to file as soon as practicable, and in any event within ninety (90) days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company.

(b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority-in-interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in substance and form satisfactory to the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 1.3 hereof, unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date three hundred and sixty five (365) days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective; or

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 or Form F-3 pursuant to a request made pursuant to Section 1.4 below.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its shares under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company share option, share purchase or similar plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only shares being registered are Ordinary Shares issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.8, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4 Form S-3 or F-3 Registration. In case the Company shall receive from any Holder or Holders of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or Form F-3 or any comparable or successor form and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 or Form F-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before the deduction of any underwriters’ discounts or commissions) of less than US$500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 or Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; provided further that during such sixty (60) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company; or (iv) if, within the 12-month period preceding the date of such request, the Company has already effected two (2) registrations on Form S-3 or Form F-3 for the Holders pursuant to this Section 1.4.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred and twenty (120) days or until the distribution described in such registration statement is completed, if earlier. In the case of any registration of Registrable Securities on Form S-3 or Form F-3 which are intended to be offered on a continuous or delayed basis, such one hundred and twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred and twenty (120) days or until the distribution described in such registration statement is completed, if earlier.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(j) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 1.4, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement.

(k) If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 1.4 (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.

(l) If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.

(m) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.

1.7 Expenses of Registration.

(a) Demand Registration. All expenses (other than underwriting discounts and commissions and stock transfer taxes) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(b) Company Registration. All expenses (other than underwriting discounts and commissions and stock transfer taxes) incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by such Holder.

(c) Registration on Form S-3 or Form F-3. All expenses (other than underwriting discounts and commissions and stock transfer taxes) incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne pro rata by the Holder or Holders participating in the registration pursuant to Section 1.4.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of the Company’s capital shares, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included or (ii) any securities held by any other shareholder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a venture capital fund, partnership or corporation, the partners, retired partners, the affiliated venture capital funds and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) plus any amount under subsection 1.10(d) exceed the net proceeds from the offering out of which such Violation arises received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this subsection 1.10(d) plus any amount under subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form F-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Ordinary Shares under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 or Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of all the shares (in any event, no less than 100,000 shares) of such securities (subject to adjustment for stock splits, stock dividends, reclassification or the like) held by such Holder, (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or shareholder of a Holder, (iii) that is an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an “Affiliated Fund”), (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, cousin, nephew, niece, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if (i) the transferee agrees to be bound by this Agreement; (ii) the Company has been given a written notice in advance; and (iii) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership, or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Section 1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his, her, or its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration.

1.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to lend, offer, pledge, sell, contract to sell, make any short sale of, loan, grant any option, right or warrant for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for one hundred and eighty (180) days from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the Company or such underwriters at the time of the Company’s initial public offering. The foregoing provisions of Section 1.14 shall apply only to the Company’s initial offering of equity securities and shall not apply to any sale of any shares pursuant to an underwriting agreement. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s initial public offering that are consistent with this Section 1.14 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

(b) Limitations. The obligations described in Section 1.14(a) shall apply only if all officers and directors and all one-percent (1%) shareholders of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d) Transferees Bound. Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14, provided that this Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers after the 12-month anniversary of the effective date of the Company’s initial registration statement subject to this Section 1.14.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a 3-month period without registration or (ii) upon termination of this Agreement, as provided in Section 4.1.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. As long as the Investors own not less than one-third of the Preference A Shares it is purchasing under the Purchase Agreement (or an equivalent amount of Ordinary Shares issued upon conversion thereof), the Company shall deliver to each Investor:

(a) as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, all on a consolidated basis, with breakdowns into different operating subsidiaries and associated and affiliated companies, prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”), and audited and certified by “Big-Four” accounting firm selected by the Company and approved by the Investors of a majority of Preference A Shares of the Company (the “Annual Financials”);

(b) as soon as practicable, but in any event within twenty (20) days after the end of each month, an unaudited profit or loss statement, a statement of cash flows for such fiscal month and an unaudited balance sheet as of the end of such fiscal month on a consolidated basis, with breakdowns into different operating subsidiaries and associated and affiliated companies comparing results to the annual plan and to the comparable period in the prior year;

(c) as soon as practicable, but in any event forty-five (45) days prior to the end of each fiscal year, an annual budget and business and financial plan for the next fiscal year, in reasonable detail and broken down into different operating subsidiaries and associated and affiliated Companies prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(d) with respect to the financial statements called for in subsections (a) and (b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with U.S. GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by U.S. GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with U.S. GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.

(f) The financial statements called for in subsections (a) and (b) of this Section 2.1 shall be prepared in English.

2.2 Inspection. The Company shall permit each Investor, at the expense of such Investor and with one week written notice, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable and normal business times as may be requested by such Investor.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, an Investor includes any general partners, managing members or affiliates of such Investor including Affiliated Funds. An Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate. Nevertheless, the right of first offer granted hereto shall not be transferred by any Investor to any non-affiliated third party without the Company’s approval.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital shares (“Shares”), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within thirty (30) calendar days after delivery of the RFO Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of Ordinary Shares issued and held, or issuable upon conversion, exercise and exchange of all convertible, exercisable or exchangeable securities then held, by such Investor bears to the total number of Ordinary Shares then outstanding (assuming full conversion, exercise and exchange of all convertible, exercisable or exchangeable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise. During the 5-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors that is equal to the proportion that the number of Ordinary Shares issued and held, or issuable upon conversion, exercise and exchange of all convertible, exercisable or exchangeable securities then held, by such Fully-Exercising Investor bears to the total number of Ordinary Shares issued and held, or issuable upon conversion, exercise and exchange of all convertible, exercisable or exchangeable securities then held, by all Fully-Exercising Investors who wish to purchase such unsubscribed Shares.

(c) The Company may, during the 120-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within one hundred and twenty (120) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to (i) the issuance of securities in connection with share dividends, share splits or similar transactions; (ii) the issuance or sale of up to 7,738,998 Ordinary Shares or options therefor (or such greater number as may be approved by the Board of Directors from time to time, which approval shall include the approval or consent of the Preference A Share Director (as defined in Section 2.11 hereof)) to employees, consultants and directors pursuant to a share option plan, restricted stock purchase plans or other share plan approved by the Board of Directors, which approval shall include the approval or consent of the Preference A Share Director; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date of this Agreement, including without limitation, warrants, notes or options; (iv) the issuance of securities in connection with a bona fide acquisition, merger or similar transaction, the terms of which are approved by the Board of Directors of the Company, which approval shall include the approval or consent of the Preference A Share Director; (v) the issuance or sale of the Preference A Shares pursuant to the Purchase Agreement or the Ordinary Shares issuable upon conversion thereof; (vi) the issuance of securities to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, the terms of which are approved by the Board of Directors of the Company, which approval shall include the approval or consent of the Preference A Share Director; (vii) the issuance of Ordinary Shares in a public offering, the offering price of which is greater than two times the purchase price of the Preference A Shares as indicated in the Purchase Agreement, and the terms of which are approved by the Board of Directors, which approval shall include the approval or consent of the Preference A Share Director; and (viii) the Performance Linked Valuation Adjustment Shares (as defined below in Section 3.1). In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4 Compliance with FCPA. The Company shall, and shall cause each of its directly and indirectly owned companies (the “Subsidiaries”) to comply with the United States Foreign Corrupt Practices Act.

2.5 Circular 75 Registration. The Company and the Management Shareholder each shall undertake to use commercially reasonable efforts to cause any person who may in the future directly or indirectly hold any shares of the Company and who is a PRC Resident (as defined in the Purchase Agreement) to either (i) comply, as soon as possible, with the registration and any other requirements of Circular 75 (as defined in the Purchase Agreement) as long as Circular 75 remains effective, or (ii) deliver to the Company and each Investor a written confirmation in form and substance reasonably satisfactory to the Company and each Investor that such person is not subject to the registration requirements of Circular 75.

2.6 Compliance with Applicable Laws. The Company and the Management Shareholder each shall undertake, and shall cause each Group Company, to comply with all applicable PRC laws and regulations including without limitation securing necessary permits and licenses from competent PRC government authorities including but not limited to the State Food and Drug Administration necessary for each Group Company to operate its business.

2.7 Subsequent Rights. The Company shall grant to each Investor any rights, including without limitation, the registration rights and the right of first refusal, which are granted to any subsequent purchasers of the Company’s equity securities to the extent that such subsequent rights are superior, in good faith judgment of the Company’s Board of Directors, to those granted to the Investors in connection with the Company’s Preference A Shares financing.

2.8 Restated Articles. The Company shall abide by, and take all actions necessary to achieve the effect of, all of its obligations under the Company’s Amended and Restated Memorandum and Articles of Association, as may be amended from time to time (the “Restated Articles”), including, but not limited to, the provisions related to the conversion of the Preference A Shares, the adjustment to the conversion prices of the Preference A Shares, the declaration and payment of dividends, the winding up of the Company and the payment of liquidation preferences on the Preference A Shares, the redemption rights and the protective provisions for the holders of Preference A Shares.

2.9 Right of First Refusal. Prior to the Qualified IPO, the Company and the Management Shareholder each shall undertake to cause the Company to, amend its Restated Articles to add the right of first refusal provisions with respect to all transfers of the Company’s Ordinary Shares (whether owned directly or indirectly by a shareholder of the Company through a holding entity, a special purpose vehicle or otherwise), which provisions shall be in favor of the Company and then the Investors.

2.10 Board Meetings; Board Committees. The Board of Directors shall meet at least once every quarter (which may include meeting via teleconference or by telephone) unless otherwise agreed to by the Board of Directors (including the Preference A Share Director). The Company shall establish a Compensation Committee, which shall include the director (the “Preference A Share Director”) appointed by Sequoia Capital China Growth Fund I, L.P. (“Sequoia”), to implement salary and equity guidelines for the Company as well as to approve compensation packages, severance agreements and employment agreements for all senior managers of the Group Companies (vice president and above) to the extent permitted by all applicable laws and regulations. The Company shall reimburse the Preference A Share Director and the Investor board observer(s) for all reasonable expenses incurred in connection with their services as director and observer(s) of the Company.

2.11 Director and Officer Insurance. The Company shall obtain an insurance policy promptly after the closing of its Preference A Shares financing insuring the directors and officers against liabilities as directors and officers of the Company in an amount and upon terms reasonably acceptable to the Investors.

2.12 United States Tax Matters.

(a) The Company shall, and shall cause each of its Subsidiaries to, elect such tax treatment (as a corporation, partnership or disregarded entity) as Sequoia may request.

(b) The Company shall, and shall cause each of its Subsidiaries to, use commercially best efforts to avoid classification as a “Passive Foreign Investment Company” (a “PFIC”), within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for the current and any future taxable year.

(c) Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine whether the Company or any Subsidiary was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that the Company or any Subsidiary was a PFIC in such taxable year (or if an Investor, on advice of counsel, or the U.S. Internal Revenue Service has so determined), it shall (i) promptly inform each Investor of such determination, (ii) provide to the Investor such information regarding the Company and/or Subsidiary as an Investor may request in writing so as to enable such Investor (and its equity holders) to comply, on a timely basis, with all tax reporting obligations relating to the Company and/or Subsidiary, including in connection with electing to treat the Company and/or Subsidiary as a “qualified electing fund” (within the meaning of Section 1295 of the Code) (“QEF Election”), including without limitation a complete and accurate “PFIC Annual Information Statement,” substantially in the form attached hereto as Exhibit B, or “Annual Intermediary Statement,” as requested by the Investor and (iii) use its commercially reasonable efforts, to the extent of its available cash and to the extent allowable by law, pay the shareholders of the Company a dividend sufficient to enable any Investors (or their equity holders) who have made a QEF Election to defray their U.S. federal income tax liabilities arising from such QEF Election.

(d) The Company shall, and shall cause each of its Subsidiaries to, (i) upon the request of an Investor, furnish on a timely basis all information requested by such Investor with respect to the Company and/or a Subsidiary to satisfy its (and its equity holders’) U.S. federal income tax return filing requirements, if any, arising from its investment in the Company and relating to classification of the Company and/or Subsidiary as a “Controlled Foreign Corporation” (a “CFC”) within the meaning of Section 957 of the Code; and (ii) use commercially reasonable best efforts to avoid generating for any taxable year in which the Company and/or Subsidiary is a CFC, income that would be includible in the income of such Investor (or its equity holders) pursuant to Section 951 of the Code (“Subpart F income”); for the avoidance of doubt, the Company’s commercially reasonable best efforts shall include, without limitation, where desirable to avoid Subpart F income, electing to be treated other than corporation for U.S. tax purposes and/or causing the Subsidiary to elect to be treated as other than corporations for U.S. tax purposes. In addition, the Company shall use commercially reasonable efforts, to the extent of its available cash and to the extent allowable by law, to pay to the shareholders of the Company a dividend sufficient to enable any such Investors to defray their (and their equity holders’) U.S. federal income tax liabilities arising from any “Subpart F income” resulting to them from such CFC status.

(e) The Company shall, and shall cause each of its Subsidiaries to, (i) comply with all record-keeping, reporting, and other requirements the Investors reasonably inform the Company are necessary to enable the Investors (and their equity holders) to comply with any applicable U.S. federal income tax law, (ii) provide the Investors with a properly completed IRS Form K-1 within sixty (60) days after the end of each taxable year reflecting all items of taxable income, loss and credit of the Company (including the items of any Subsidiaries owned by the Company which are disregarded entities or partnerships for U.S. federal income tax purposes), and (iii) provide such additional information with respect to the Company and the Subsidiaries as is requested in writing by an Investor to enable such Investor (and its equity holders) to comply with any applicable U.S. federal income tax law.

(f) The Investors, if applicable, shall provide commercially reasonable assistance and necessary information required by application laws to the Company or its Subsidiaries (if applicable) in order for the Company or its Subsidiaries (if applicable) to comply with the obligations set out in this Section 2.13.

2.13 Control of Subsidiaries. The Company shall at any time institute and shall keep in place arrangements reasonably satisfactory to the Board of Directors (including the Preference A Share Director) such that the Company (i) shall control the operations of any Subsidiary and (ii) shall be permitted to consolidate properly the financial results for such entity in consolidated financial statements for the Company prepared under U.S. GAAP. The composition of each Subsidiary Board (as defined below) shall be reasonably acceptable to the Board of Directors (including the Preference A Share Director). The Company shall take all necessary actions to maintain any Subsidiary, whether now in existence or formed in the future, as is necessary to conduct the business of the Company as presently conducted. The Company shall use its commercially reasonable efforts to cause each Subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws, rules and regulations. All material aspects of such formation, maintenance and compliance of any Subsidiary, whether now in existence or formed in the future, shall be subject to the review and approval by the Board of Directors (including the Preference A Share Director) and the Company shall promptly provide the Investors with copies of all material related documents and correspondence. The Company shall cause any Subsidiary, whether now in existence or formed in the future, to have a board of directors as its governing body (each, a “Subsidiary Board”) and each member thereof shall serve at the pleasure of the Company and shall be reasonably acceptable to the Board of Directors (including the Preference A Share Director).

2.14 Future Significant Holders of Ordinary Shares. The Company shall cause all future holders of more than 1% of the Ordinary Shares (assuming full conversion and exercise of all convertible or exercisable securities) (“Future Significant Holders of Ordinary Shares”) to enter into this Agreement, the Right of First Refusal and Co-Sale Agreement entered into by and among the Company and the other parties thereto, dated as of the date hereof (the “Co-Sale Agreement”) and the Voting Agreement entered into by and among the Company and the other parties thereto, dated as of the date hereof (the “Voting Agreement”), and become subject to the terms and conditions hereof and thereof. The Investors and the Company hereby agree that such Future Significant Holders of Ordinary Shares may become parties to this Agreement, the Co-Sale Agreement and the Voting Agreement by executing a counterpart of the applicable agreement, without any amendment hereof or thereof, pursuant to this Section 2.11.

2.15 Non-Compete. The Management Holding Companies, the Management Shareholder and their subsidiaries or associated companies or individual shareholders shall not engage in any other company or business which competes directly or indirectly with the Company.

2.16 Liquidation Transaction. Prior to the Qualified IPO of the Company, as long as not less than one-third (1/3) of the Preference A Shares issued in connection with the Purchase Agreement (or an equivalent amount of Ordinary Shares issued upon conversion thereof) are still outstanding, the Company shall require the approval (by vote or written consent) of the holders of at least a majority of the then outstanding Preference A Shares concerning any resolution or take any action the result of which would be the termination, winding up, liquidation, cessation of business or receivership, filing for bankruptcy, or making any composition or arrangement with creditors, including but not limited to a Liquidation Transaction (as defined in the Restated Articles), with respect to the Company.

2.17 Termination of Covenants.

(a) The covenants set forth in Sections 2.1 through 2.17 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of the Agreement, as provided in Section 4.1.

(b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in the subsection (a) immediately above.

3. Other Covenants.

3.1 Performance Linked Valuation Adjustment.

(a) If the Company’s U.S. GAAP audited net income for the fiscal year ending December 31, 2008, adding back certain extraordinary items, including, without limitation, charges and expenses arising from the Company’s Preference A Shares financing and any future equity investments, issuance of any equity incentives to any employees or consultants, and disposition or acquisition of any assets or business (any such adding-back, an “Adjustment”) is less than US$9,500,000 (the “Actual FY08 Net Income”), the Investors’ ownership percentage shall increase in the same proportion the net income decreases, but with a 25% (inclusive) upper limit, i.e., The Ownership After Adjustment = 17.24% * Min[US$9,500,000/Actual FY2008 Net Income, 125%]. Notwithstanding the foregoing, no Adjustment shall be made without the prior written approval of the Investors holding at least a majority of the Registrable Securities. The Company shall then issue to the Investors, in proportion to the number of Preference A Shares held by them, new Preference A Shares at no cost equal to the difference between the Investors’ Preference A Shares and the number of Preference A Shares which the total purchase price paid by the Investors as the consideration for the Preference A Shares pursuant to the Purchase Agreement would have purchased based on the Actual FY08 Net Income (such newly issued Preference A Shares, the “Performance Linked Valuation Adjustment Shares”).

(b) The ownership after the above adjustment shall not be readjusted or otherwise revised after issuance. The total number of Preference A Shares held by each of the Investors after issuance of the Performance Linked Valuation Adjustment Shares pursuant to Section 3.1(a) above, as a percentage of the total number of shares outstanding on a fully diluted basis, shall be such Investor’s new ownership percentage. The Investors’ new ownership percentage shall be subject to the anti-dilution adjustments set forth in the Restated Articles.

(c) The Actual FY08 Net Income will be audited by Ernst & Young under U.S. GAAP or another “Big-Four” accounting firm (as defined in the Restated Articles) approved by the Investors.

3.2 Termination of Covenants. The covenants set forth in Section3.1 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of the Agreement, as provided in Section 4.1.

4. Miscellaneous.

4.1 Termination. This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a Liquidation Transaction pursuant to the Restated Articles.

4.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

4.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preference Shares or any Ordinary Shares issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding (not including the Registrable Securities held by the Management Holding Companies); provided, that any amendment or waiver that adversely affects any of the Investors shall require the consent of such Investor. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Preference A Shares pursuant to the Purchase Agreement as “Investors” and “Holders.” Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to this Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

4.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt, if sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if sent outside of normal business hours, then on the next Business Day, (c) upon receipt if sent utilizing an internationally recognized overnight courier, specifying next Business Day delivery, as evidenced by such courier’s with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4.5.

4.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the remainder of this Agreement shall be interpreted as if such provision were so excluded and (c) the remainder of this Agreement shall be enforceable in accordance with its terms.

4.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

4.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10 Aggregation of Shares. All Preference Shares held or acquired by affiliated entities (including Affiliated Funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.11 Supremacy of this Agreement. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall prevail as between the parties hereto only, who hereby undertake to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency to the largest extent as permitted by the applicable law.

4.12 Dispute Resolution.

(a) Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party that is a company shall nominate one authorized officer as its representative. The parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such representatives in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon in the one day mediation, either party may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite before taking any additional action hereunder.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the UNCITRAL Rules, and at least one arbitrator is licensed to practice California law; and (ii) the language of the arbitration shall be English. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[Signature Pages Follow]

The parties have executed this Investors’ Rights Agreement as of the date first above written.

THE COMPANY:

CHINA NUOKANG BIO-PHARMACEUTICAL PTY

By:	/s/ Xue Baizhong
Name:	Xue Baizhong
Title:	Director

Address:	C/11F, Huaxin International Tower
No. 219, Qingnian Street
Shenhe District
Shenyang, PRC 110016
Fax:	0086 24 2396 4254
Email:	LNNK_CEO@lnnk.net

The parties have executed this Investors’ Rights Agreement as of the date first above written.

MANAGEMENT HOLDING COMPANIES:

Anglo China Bio-Technology Investment Holdings Limited

By:	/s/ Xue Baizhong
Name:	Xue Baizhong
Title:	Director

Address:	C/11F, Huaxin International Tower
No. 219, Qingnian Street
Shenhe District
Shenyang, PRC 110016
Fax:	0086 24 2396 4254
Email:	LNNK_CEO@lnnk.net

Britain Ukan Technology Investment Holdings (Group) Limited

By:	/s/ Xue Baizhong
Name:	Xue Baizhong
Title:	Director

Address:	C/11F, Huaxin International Tower
No. 219, Qingnian Street, Shenhe
District, Shenyang, PRC 110016
Fax:	0086 24 2396 4254
Email:	LNNK_CEO@lnnk.net

The parties have executed this Investors’ Rights Agreement as of the date first above written.

MANAGEMENT SHAREHOLDER:

/s/ Xue Baizhong
Xue Baizhong

Address:	C/11F, Huaxin International Tower
No. 219 Qingnian Street
Shenyang District
Shenyang, PRC 110016
Fax:	0086 24 2396 4253
E-mail:	LNNK_CEO@lnnk.net

The parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Sequoia Capital China Growth Fund I, L.P.

By:	/s/ Jimmy Wong

Name:	Jimmy Wong
(print)
Title:	Authorized Signatory

Address:	Suite 2215, Two Pacific Place
88 Queensway, Hong Kong
PRC
Fax:	00852 2501 8989
Email:	wong@sequoiacap.com

The parties hereto have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

HBM BioMed China Limited

By:	/s/ Joachim Rudolf
Name:	Dr. Joachim Rudolf
Title:	Director

Address:	Centennial Towers, 3rd Floor
2454 West Bay Road
Grand Cayman, Cayman Islands
Fax:	001 345 946-8002
001 345 946-8003
Email:	arnold@hbmcayman.com

EXHIBIT A

SCHEDULE OF MANAGEMENT SHAREHOLDER

Name	Addresses and Fax No. for Notice

Xue Baizhong	Address:	C/11F, Huaxin International Tower No. 219, Qingnian Street Shenhe District Shenyang, PRC 110016
	Fax:	0086 24 2396 4254
	Email:	LNNK_CEO@lnnk.net

SCHEDULE OF INVESTORS

Name	Addresses and Fax No. for Notice

Sequoia Capital China Growth Fund I, L.P.	Address:	Suite 2215, Two Pacific Place 88 Queensway, Hong Kong PRC
	Fax:	00852 2501 8989
	Email:	wong@sequoiacap.com

HBM BioMed China Limited	Address:	Centennial Towers, 3rd Floor 2454 West Bay Road Grand Cayman, Cayman Islands
	Attn:	John Arnold
	Title:	Chairman
	Fax:	001 345 946-8002 001 345 946-8003
	Email:	arnold@hbmcayman.com

EXHIBIT B

PFIC INFORMATION STATEMENT

[Must be signed by an authorized representative of the Company]

PFIC ANNUAL INFORMATION STATEMENT

PFIC Annual Information Statement pursuant to U.S. Treasury Regulation § 1.1295-1(g).

                                          (the “Company”) hereby represents that:

1.	This PFIC Annual Information Statement applies to the Company’s taxable year beginning on and ending on .

2.	The pro rata shares of the Company’s ordinary earnings and net capital gain attributable to the U.S. Shareholder (directly or indirectly through any other entity that holds the investment in the Company) for the taxable year specified in paragraph (1) are:

Ordinary Earnings: $

Net Capital Gain: $

3.	The amount of cash and the fair market value of other property distributed or deemed distributed by the Company to the U.S. Shareholder during the taxable year specified in paragraph (1) are as follows:

Cash: $

Fair Market Value of Property: $

4.	The Company will permit the U.S. Shareholder to inspect the Company’s permanent books of account, records, and such other documents as may be maintained by the Company that are necessary to establish that the Company’s ordinary earnings and net capital gain are computed in accordance with U.S. Federal income tax principles, and to verify these amounts and the U.S. Shareholders direct or indirect pro rata shares thereof; provided, that (i) a Company representative shall, at the Company’s option, accompany the Investor on any such inspection, and (ii) the Company shall not be required to permit such inspection if such inspection would violate applicable Laws, regulations or policies of the PRC or the Cayman Islands.

By:
Title:
Date: